Exhibit 99.5

MEMORANDUM OF UNDERSTANDING

The undersigned parties to the shareholder action entitled Resnik v. Abraham, et al., Case No. 1:10-cv-00390-RK (the “Action”), now pending in the United States District Court for the District of Delaware (the “Court”), have reached an agreement in principle providing for the settlement of this action on the terms and subject to the conditions set forth below.

WHEREAS, the plaintiff in the Action is Ruby Resnik (“Plaintiff) and the defendants in the Action are Spencer Abraham (“Abraham”), William Albrecht (“Albrecht”), Donald P. de Brier (“de Brier”), John S. Chalsty (“Chalsty”), Stephen I. Chazen (“Chazen”), Edward P. Djerejian (“Djerejian”), John E. Feick (“Feick”), Carlos M. Gutierrez (“Gutierrez”), Ray R. Irani (“Irani”), Irwin W. Maloney (“Maloney”), R. Casey Olsen (“Olsen”), Avedick Poladian (“Poladian”), Rodolfo Segovia (“Segovia”), Aziz D. Syriani (“Syriani”), Rosemary Tomich (“Tomich”), Walter L. Weisman (“Weisman”), Pearl Meyer & Partners, LLC (“Pearl Meyer”), and Occidental Petroleum Corporation (“Occidental” or the “Company”) (collectively, the “Defendants”);

WHEREAS, the Action seeks relief both directly against the Defendants and on behalf of defendant Occidental based on, among other things, alleged violations of Section 14(a) of the Securities Exchange Act of 1934, breaches of fiduciary duties, and corporate waste;

WHEREAS, Plaintiff alleges, more specifically, that:  (i) the compensation paid to the individual Defendants in 2009 was excessive and unreasonable; (ii) Occidental’s March 23, 2010 proxy statement (the “Proxy”) was false and misleading in representing to shareholders that certain incentive compensation awards paid under the Company’s Long Term Incentive Plan (the “LTIP”) could be tax deductible; and (iii) the Proxy was

MEMORANDUM OF UNDERSTANDING

false and misleading in representing to shareholders that the Company adheres to “pay-for-performance” principles in awarding executive compensation;

WHEREAS, following the advisory vote on executive compensation at the Company’s annual meeting on Friday, May 7, 2010, the Compensation Committee of Occidental’s Board of Directors (the “Compensation Committee”) discussed the need to reevaluate the Company’s executive compensation philosophy and practices;

WHEREAS, the Action was filed on Monday, May 10, 2010 and an amended complaint was filed on August 9, 2010 (the “Amended Complaint) challenging the Company’s executive compensation philosophy and practices;

WHEREAS, on September 8, 2010, Defendants filed motions to dismiss that, if granted, would dispose of the Action in its entirety;

WHEREAS, the parties had a preliminary settlement meeting, at which Plaintiff’s counsel made recommendations about proposed changes to the Company’s corporate governance, executive compensation and shareholder disclosures;

WHEREAS, following that meeting,  Plaintiff’s counsel made a written demand for a meeting with a representative of the Compensation Committee to discuss Plaintiff’s proposals;

WHEREAS, with defense counsel present the Chairman of the Compensation Committee participated in a telephonic meeting with Plaintiff’s counsel, during which counsel made a presentation regarding Plaintiff’s complaint and changes to the Company’s corporate governance, executive compensation, and shareholder disclosures that could serve as the basis for a potential resolution;

WHEREAS, the Chairman of the Compensation Committee reported back to the Compensation Committee on the substance of Plaintiff’s counsel’s presentation and the Committee agreed to take Plaintiff’s proposals into account in its evaluation of the

MEMORANDUM OF UNDERSTANDING

Company’s executive compensation philosophy and practices, and shareholder disclosures;

WHEREAS, the parties continued to discuss and negotiate possible changes to the Company’s corporate governance, executive compensation and shareholder disclosures, including in at least one additional in-person meeting among counsel for the parties, until they finally reached an agreement in principle providing for the proposed settlement of the Action (the “Settlement”) on the terms and conditions set forth in this Memorandum of Understanding (“MOU”);

WHEREAS, Defendants deny the allegations and all other charges of wrongdoing or liability arising out of any conduct, statements, acts or omissions relating to Occidental’s executive compensation system, the Proxy, or any other alleged wrongdoing that was contained or could have been contained in the Amended Complaint;

WHEREAS, Plaintiff acknowledges and agrees that the execution of this MOU by the Defendants is not an admission on the part of any of the Defendants that they have in any way committed or attempted to commit any violation of law or breach of fiduciary duty, including a breach of any duty to Occidental, its shareholders or otherwise acted in any improper manner;

WHEREAS, Defendants acknowledge and agree that the execution of this MOU by Plaintiff is not an admission on the part of the Plaintiff that the amended complaint lacks merit, is not sufficient, or otherwise does not assert viable and triable claims as alleged; and

WHEREAS, the parties believe that the proposed Settlement is in the best interests of Occidental and its shareholders.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to approval of Occidental’s Board and the Court, by and among the parties hereto, as follows:

MEMORANDUM OF UNDERSTANDING

1.             Changes To Executive Compensation, Corporate Governance, And Shareholder Disclosures.  In connection with the Settlement, Occidental will implement the following changes:

(a)           Executive Compensation.  For compensation awarded after the date of this Settlement:

(i)            The Occidental Board shall reduce the dollar value of targeted and maximum compensation awards of the Company’s Chief Executive Officer to levels commensurate with peer group chief executives.

(ii)           Executive Chairman compensation shall be commensurate with comparable positions taking into account responsibilities and value added, but in no event shall exceed the Chief Executive Officer’s compensation through the tenure of the Executive Chairman position.

(iii)          In an effort to reduce the level of executive compensation awards, the Compensation Committee shall cease granting Return on Equity Incentive Awards, which were based on the Company’s cumulative return on equity over a three-year period.  The Compensation Committee shall continue to award Total Stockholder Return Incentives (“TSRIs”), but will broaden the peer group of oil and gas companies to 12 peer companies including Occidental (up from the prior group of nine peer companies).  The Compensation Committee shall also grant restricted stock awarded which will vest no earlier than three years from the date of the grant and will be subject to attainment of a cumulative reported net income target.

(iv)          The Occidental Board shall continue the current policy of having the substantial majority of executive pay be performance based.

(v)           Nothing in this Settlement shall preclude the Compensation Committee from regularly reviewing the structure and metrics used in executive

MEMORANDUM OF UNDERSTANDING

compensation awards and making any changes in the future that it believes, in its business judgment, are appropriate and desirable.

(b)           Corporate Governance

(i)            The Occidental Board shall create a new position of Executive Chairman of the Board. The Board shall delineate the duties of the Executive Chairman as contrasted from the duties of the Chief Executive Officer.

(ii)           The Board shall appoint a new Chief Executive Officer of the Company in 2011.  The Board currently intends to appoint Irani as Executive Chairman and Chazen as Chief Executive Officer.

(iii)          Irani shall continue to serve as Executive Chairman at the discretion of the Occidental Board, but in any event no longer than the date of his retirement from the Board on December 31, 2014.  Upon retirement from the Board and as Executive Chairman, Irani shall receive all of the benefits and perquisites to which he is entitled under his employment agreement, dated October 9, 2008.

(iv)          On a going forward basis, waivers of the age limit of 75 for directors shall be granted only to Weisman (through 2011) and Irani (through 2014).

(v)           Effective at the May 2015 annual meeting of the Company, the Occidental Board shall enforce the mandatory retirement age policy to require that no person 75 or older shall be nominated as a director.

(vi)          The Occidental Board shall adopt majority voting in elections of directors, but any incumbent director who fails to receive a majority vote may serve until October 31 of the year of such election (to allow the Board time to find a replacement director).

(vii)         The Occidental Board shall eliminate the Executive Committee, with the Executive Committee’s prior function becoming the responsibility of the entire Board.

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(viii)        The Company’s shareholders shall be given an opportunity at the May 2014 Annual Meeting to vote for or against a bylaw amendment splitting the Chief Executive Officer and Chairman roles.  The Company will take a neutral or positive position on the issue.

(ix)           Nothing in this Settlement shall preclude the Board from regularly reviewing the Company’s corporate governance structure and making any changes in the future, including the appointment, termination or repositioning of executives, that it believes, in its business judgment, are appropriate and desirable.

(c)           Disclosures

(i)            The Occidental Board shall clearly explain to shareholders how and why it sets specific compensation targets.

(ii)           Proxy statements issued to shareholders shall explain the meaning of “at risk” in describing the Company’s “at risk, long term” incentive based approach to executive compensation.

(iii)          Proxy statements shall delineate for shareholders what executive compensation awards are expected to be tax deductible under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and those awards that are not expected to be tax deductible.

(iv)          Any proxy statements that solicit shareholder reapproval of the material terms of the LTIP shall include as an exhibit the LTIP in its entirety.

2.             Settlement Documentation.  The parties to the Action will attempt in good faith to agree upon and execute an appropriate Stipulation of Settlement (the “Stipulation”) and such other documentation as may be required to obtain final approval of the Settlement and dismissal of the Action upon the terms outlined in this MOU (collectively, the “Settlement Documents”).  The Stipulation will expressly provide for, among other things: (i) notice of the Settlement to be given to shareholders on the

MEMORANDUM OF UNDERSTANDING

Company’s website and published in a national publication such as USA Today or such other notice as the Court may require (with such notice to be paid for by, or on behalf of, Defendants); (ii) entry of a judgment of dismissal with prejudice in the Action; (iii) a release and settlement of all known and unknown claims for damages, injunctive relief, or any other remedies against Plaintiff, their attorneys, respective predecessors, successors, parents, subsidiaries, affiliates and agents based upon, arising from, or related to the subject matter of the Action; and (iv) a release and settlement of all known and unknown claims for damages, injunctive relief, or any other remedies against all of the Defendants, their respective predecessors, successors, parents, subsidiaries, affiliates, attorneys, and agents which have been or could have been asserted by Plaintiff or derivatively on behalf of Occidental based upon, arising from, or related to the subject matter of the Action (the “Released Claims”).  Should the parties be unable to reach agreement on a Stipulation, then this MOU shall become final and binding, subject to the conditions set forth in Section 6 below.

3.             Waiver Of California Civil Code Section 1542 And Similar Provisions.  The Stipulation shall include a waiver of the provisions of California Civil Code section 1542 and any similar provision of the law of any other jurisdiction concerning all known and unknown claims which have been or could have been asserted in the Action.

4.             Settlement Approval.  The Settlement is subject to final approval by the Court and dismissal of the Action with prejudice and without awarding costs to any party (except as provided in Section 5 below).  The parties shall submit the Settlement Documents first to the Court and then, upon preliminary approval, provide notice to shareholders of the proposed Settlement.

5.             Attorneys’ Fees.  Subject to Court approval, Occidental, its insurers, or their respective successors in interest shall pay Plaintiff attorneys’ fees in the amount of $525,000.00 and documented expenses not to exceed $30,000.00 (the “Fees and Expenses”).  The Fees and Expenses shall be paid to Barrack, Rodos & Bacine within

MEMORANDUM OF UNDERSTANDING

fifteen (15) business days after the date on which Defendants receive notice of the entry of the Court’s Order and Final Judgment in the Action.  Payment shall be subject to Plaintiff’s counsel’s joint and several obligations to make appropriate refunds or repayments to the Company if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the amount of Fees and Expenses is reduced.  Except as expressly provided herein, Plaintiff and Plaintiff’s counsel shall bear their own fees, costs and expenses, and no defendant shall assert any claim for expenses, costs and fees against Plaintiff, or Plaintiff’s counsel.  The Settlement is not in any way conditioned upon the Court’s awarding of attorneys’ fees in any amount.

6.             Conditions of Settlement.  The Settlement shall not become effective until the first date all of the following conditions have been satisfied, unless one or more of the conditions is expressly waived in writing by counsel for each of the parties:

(a)           Approval by the Occidental Board of this MOU;

(b)           Occidental has adopted or agreed to adopt the changes outlined in Section 1 above;

(c)           The entry of judgment by the Court in the Action approving the Settlement and dismissing with prejudice the Action without awarding costs to any party, except as provided herein;

(d)           The judgment referred to in subsection (c) above shall have become final and no longer subject to review, either by the expiration of the time for appeals therefrom with no appeals having been taken or, if an appeal is taken and not dismissed, by the determination of the appeal by the highest court to which such appeal may be taken in such a manner as to permit the consummation of the Settlement in accordance with the terms and conditions of the Stipulation.  The finality of the judgment shall not be affected by an appeal solely of any fee award to Plaintiff’s counsel.

7.             Failure To Satisfy Conditions.  This MOU shall be null and void and of no force and effect if any of the conditions set forth in Section 6 are not met.  If the

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Settlement outlined in this MOU is terminated or does not become effective, then this MOU shall not be deemed to prejudice in any way the positions of the parties with respect to the Action, or to constitute an admission of fact by any party, and shall not entitle any party to recover any costs or expenses incurred in connection with the implementation of this MOU, except as provided herein.

8.             Counterparts.  This MOU may be executed in counterparts, including by signature transmitted by facsimile.  Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.  The undersigned signatories represent that they have authority from their clients to execute this MOU.

9.             Governing Law.  Occidental is a Delaware corporation governed by Delaware law.  This MOU and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of laws principles.

10.           Successors And Assigns.  Except as otherwise provided herein, this MOU shall be binding upon and shall inure to the benefit of the parties and their respective agents, successors, executors, heirs and assigns.

11.           Modification.  This MOU may be modified or amended only by a writing signed by all of the signatories hereto.

12.           Best Efforts.  The parties agree to take all reasonable and necessary steps to expeditiously implement the terms of this MOU and to complete the Settlement in an expeditious manner.

13.           No Admission Of Liability.  Neither the existence of this MOU nor the provisions contained herein shall be deemed a presumption, concession or admission by Occidental or any of the Defendants of any breach of duty, liability, default or wrongdoing as to any facts or claims alleged or asserted in the Action, or in any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered

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or received in evidence or otherwise used in the Action or any other action or proceeding of any nature whatsoever.

IT IS HEREBY AGREED by the undersigned as dated below.

DATED: October 13, 2010
BARRACK, RODOS & BACINE

	By:	/s/ A. Arnold Gershon
A. ARNOLD GERSHON

Attorneys for Plaintiff

DATED: October 13, 2010	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

	By:	/s/ Eric Waxman
ERIC S. WAXMAN

Attorneys for Defendants William Albrecht, Donald P. de Brier, Stephen I. Chazen, Ray R. Irani, R. Casey Olsen, and Nominal Defendant Occidental Petroleum Corporation

DATED: October 13, 2010	RICHARDS, LAYTON & FINGER LLP

	By:	/s/ Allen M. Terrell
ALLEN TERRELL

Attorneys for Defendants Spencer Abraham, John S. Chalsty, Edward P. Djerejian, John E. Feick, Carlos M. Gutierrez, Irvin W. Maloney, Avedick Poladian, Rodolfo Segovia, Aziz D. Syriani, Rosemary Tomich, and Walter L. Weisman

DATED: October 13, 2010	FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

	By:	/s/ Peter L. Simmons
PETER L. SIMMONS

Attorneys for Defendant Pearl Meyer & Partners, LLC

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